NEWS RELEASE
Contact: Investor Relations
(206) 298-2909

EMERITUS ANNOUNCES OPERATING RESULTS FOR
FIRST QUARTER 2009

SEATTLE, WA, (May 11, 2009) - Emeritus Corporation (NYSE: ESC), a national provider of assisted living and Alzheimer’s and related dementia care services to senior citizens, today announced its first quarter 2009 results.

First Quarter 2009 Operating Highlights

•	Same Store Occupancy Increased Sequentially 10 Basis Points To 87.2%;
•	Total Revenues Increased 18.6% To $218.0 Million From The First Quarter 2008;
•	Operating Income From Continuing Operations Improved By $14.2 Million From The First Quarter 2008, And
•	Cash Flow From Operations (CFFO) Per Share Increased 50.0% To $0.27 From The First Quarter 2008.

Total revenue for the first quarter of 2009 was $218.0 million compared to $183.8 million in the prior year quarter, an increase of $34.2 million or 18.6%.  Same Store average revenue per occupied unit increased approximately 4.2% from the first quarter of 2008.  The average revenue per occupied unit on a total consolidated basis was approximately $3,655 for the first quarter of 2009.

The first quarter 2009 Same Store average occupancy increased to 87.2% from 87.1% in the fourth quarter of 2008.  Total occupancy on March 31, 2009 was 87.8%, compared to 87.5% on December 31, 2008.

During the first quarter of 2009, the Company opened a 38-unit Alzheimer’s and dementia care community, opened a 22-unit expansion, entered into a lease for an 83-unit assisted living community, and reclassified three communities comprised of 326 units to discontinued operations.  As a result of these changes, the total consolidated operating portfolio consists of 264 communities with approximately 22,930 operating units as of March 31, 2009.  The Same Store portfolio consists of 241 of the 264 consolidated communities.  All prior periods have been adjusted to reflect the reclassification of the three communities to discontinued operations.

Mr. Granger Cobb, President and Co-CEO of Emeritus stated, “We are pleased with our first quarter progress as occupancy momentum developed as the quarter progressed.  Due to the need-driven demand for our services, we are confident that we will continue to improve our operating performance and cash flow over the long term.”

Balance Sheet

As of March 31, 2009, the Company had approximately $42.8 million of cash and cash equivalents, and had no outstanding borrowings under its $25.0 million line of credit.  On March 31, 2009, total assets were $2.1 billion, including $1.7 billion of net investments in properties, total debt was $1.6 billion, including capital lease obligations, and shareholders’ equity was $351.8 million.

The current portion of long-term debt of $44.2 million as of March 31, 2009 includes $36.4 million of debt that matures in 2012 and relates to five communities held for sale.  This debt is classified as current because the related assets are expected to be sold and the debt paid off from the proceeds of the sale within the next year.  The remaining $7.8 million of current portion of debt relates to routine debt amortization over the next 12 months.

Conference Call:

The Company will host a conference call on Monday, May 11, 2009, at 5:00 P.M. Eastern Time to discuss its financial results for the first quarter ended March 31, 2009.  Hosting the call will be Mr. Daniel Baty, Chairman and Co-Chief Executive Officer, Mr. Granger Cobb, President and Co-Chief Executive Officer, and Mr. Raymond Brandstrom, Chief Financial Officer.

The conference call will be webcast live over the internet from the Company’s web site at www.emeritus.com under the “investors” section.  The conference call can also be accessed by dialing (888) 806-6229, or for international participants (913) 312-0379.  A replay of the conference call will be available after 8:00 P.M. Eastern Time on Monday, May 11, 2009, until midnight Eastern Time on Monday, May 18, 2009, and can be accessed by dialing (888) 203-1112, or for international participants (719) 457-0820 and entering the passcode 4692911.

Non-GAAP Financial Measures

Adjusted EBITDA/EBITDAR and Cash From Facility Operations (CFFO) are financial measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP).  We believe these non-GAAP measures are useful in identifying trends in our day-to-day performance because they exclude items that are of little or no significance to operations and provide indicators to management of progress in achieving optimal operating performance.  In addition, these measures are used by many research analysts and investors to evaluate the performance and the value of companies in our industry.  We strongly urge you to review the reconciliation of net loss to Adjusted EBITDA/EBITDAR and CFFO provided below, along with our consolidated balance sheets, statements of operations, and cash flows.  We define Adjusted EBITDA/EBITDAR and CFFO and provide other information about these non-GAAP measures in our annual report on Form 10-K.

The table below shows the reconciliation of net loss to Adjusted EBITDAR for the three months ended March 31, 2009 and 2008 (in thousands):

	Three Months Ended
	March 31,
	2009	2008

Net loss	$(15,095)	$(25,968)
Provision for income taxes	270	210
Equity losses (gains) in unconsolidated joint ventures	(624)	1,522
Depreciation and amortization	21,428	30,635
Amortization of deferred gains	(74)	(502)
Non-cash stock option compensation expenses	947	1,382
Interest expense	25,633	20,725
Straight-line rent expense	4,995	2,437
Above/below market rent amortization	2,516	2,524
Development and transaction costs written off	113	-
Deferred revenues	72	1,596
Change in fair value of interest rate swaps	(90)	838
Interest income	(138)	(855)
Discontinued operations	1,043	747
Adjusted EBITDA	40,996	35,291
Facility lease expense	21,685	17,354
Adjusted EBITDAR	$62,681	$52,645

The following table shows CFFO for the three months ended March 31, 2009 and 2008 (in thousands):

	Three Months Ended
	March 31,
	2009	2008

Net cash provided by operating activities	$21,190	$20,254
Adjust for changes in operating assets and liabilities	(4,203)	(4,147)
Recurring capital expenditures, net	(4,010)	(3,469)
Repayment of capital lease obligations and financing obligations	(2,234)	(5,690)
Cash From Facility Operations	$10,743	$6,948

CFFO per weighted average common shares outstanding was $.27 and $.18 for the three months ended March 31, 2009 and 2008, respectively.

For a more detailed understanding of Emeritus, please refer to the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009, or visit the Company’s Internet site at www.emeritus.com to obtain a copy.

ABOUT THE COMPANY

Emeritus Corporation is a national provider of assisted living and Alzheimer’s and related dementia care services to seniors.  Emeritus is one of the largest and most experienced operators of freestanding assisted living communities located throughout the United States.  These communities provide a residential housing alternative for senior citizens who need assistance with the activities of daily living, with an emphasis on personal care services, which provides support to the residents in the aging process.  Emeritus currently operates 309 communities in 36 states representing capacity for approximately 27,200 units and approximately 32,400 residents.  Our common stock is traded on the New York Stock Exchange under the symbol ESC, and our home page can be found on the Internet at www.emeritus.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  A number of the matters and subject areas discussed in this report that are not historical or current facts deal with potential future circumstances, operations, and prospects.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from our actual future experience as a result of such factors as: the effects of competition and economic conditions on the occupancy levels in our communities; our ability under current market conditions to maintain and increase our resident charges in accordance with our rate enhancement programs without adversely affecting occupancy levels; increases in interest costs as a result of re-financings; our ability to control community operation expenses, including insurance and utility costs, without adversely affecting the level of occupancy and the level of resident charges; our ability to generate cash flow sufficient to service our debt and other fixed payment requirements; our ability to find sources of financing and capital on satisfactory terms to meet our cash requirements to the extent that they are not met by operations, and uncertainties related to professional liability claims.  We have attempted to identify, in context, certain of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area.  These and other risks and uncertainties are detailed in our reports filed with the Securities and Exchange Commission, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.

EMERITUS CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

ASSETS
	(unaudited)
	March 31,	December 31,
Current Assets:	2009	2008
Cash and cash equivalents	$42,755	$27,254
Short-term investments	1,472	1,802
Trade accounts receivable, net of allowance of $922 and $549	13,088	11,596
Other receivables	5,273	5,556
Tax, insurance, and maintenance escrows	21,643	21,762
Prepaid workers' compensation	19,603	19,288
Other prepaid expenses	8,865	8,170
Property held for sale	33,737	13,712
Total current assets	146,436	109,140
Long-term investments	4,054	4,192
Property and equipment, net of accumulated depreciation of $159,722 and $144,441	1,690,727	1,725,558
Restricted deposits	12,735	12,337
Lease acquisition costs, net of accumulated amortization of $1,564 and $1,877	3,907	3,867
Goodwill	73,704	73,704
Other intangible assets, net of accumulated amortization of $83,371 and 76,368	124,992	131,994
Other assets, net	18,174	18,851
Total assets	$2,074,729	$2,079,643

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$44,236	$18,267
Current portion of capital lease and financing obligations	9,448	9,172
Trade accounts payable	6,449	7,474
Accrued employee compensation and benefits	38,384	32,778
Accrued interest	7,638	7,012
Accrued real estate taxes	8,798	9,791
Accrued professional and general liability	11,325	10,842
Accrued income taxes	2,477	3,715
Other accrued expenses	12,265	12,284
Deferred revenue	12,535	12,463
Unearned rental income	18,328	16,101
Total current liabilities	171,883	139,899
Long-term debt, less current portion	1,328,890	1,355,149
Capital lease and financing obligations, less current portion	178,364	180,684
Deferred gain on sale of communities	2,593	2,667
Deferred rent	19,017	14,022
Other long-term liabilities	22,148	21,194
Total liabilities	1,722,895	1,713,615

Commitments and contingencies

Shareholders' Equity:
Preferred stock, $.0001 par value. Authorized 20,000,000 shares, none issued	-	-
Common stock, $.0001 par value. Authorized 100,000,000 shares; issued and outstanding
39,138,402 and 39,091,648 shares at March 31, 2009, and December 31, 2008, respectively	4	4
Additional paid-in capital	721,018	719,903
Accumulated other comprehensive loss	(214)	–
Accumulated deficit	(375,387)	(360,506)
Total Emeritus Corporation shareholders' equity	345,421	359,401
Non-controlling interest-related party	6,413	6,627
Total shareholders’ equity	351,834	366,028
Total liabilities and shareholders' equity	$2,074,729	$2,079,643

EMERITUS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Revenues:
Community revenue	$216,518	$182,610
Management fees	1,467	1,159
Total operating revenues	217,985	183,769

Expenses:
Community operations (exclusive of depreciation and amortization
and facility lease expense shown separately below)	141,428	119,391
General and administrative	14,980	14,611
Depreciation and amortization	21,428	30,635
Facility lease expense	29,196	22,315
Total operating expenses	207,032	186,952
Operating income (loss) from continuing operations	10,953	(3,183)

Other income (expense):
Interest income	138	855
Interest expense	(25,633)	(20,725)
Change in fair value of interest rate swaps	90	(838)
Equity earnings (losses) in unconsolidated joint ventures	624	(1,522)
Other, net	46	402
Net other expense	(24,735)	(21,828)

Loss from continuing operations before income taxes	(13,782)	(25,011)
Provision for income taxes	(270)	(210)
Loss from continuing operations	(14,052)	(25,221)
Loss from discontinued operations	(1,043)	(747)
Net loss	(15,095)	(25,968)
Less net loss attributable to the non-controlling interest	214	-
Net loss attributable to Emeritus Corporation common shareholders	$(14,881)	$(25,968)

Basic and diluted loss per common share attributed to
Emeritus Corporation common shareholders:
Continuing operations	$(0.35)	$(0.65)
Discontinued operations	(0.03)	(0.02)
	$(0.38)	$(0.67)

Weighted average common shares outstanding-basic and diluted	39,117	39,036

EMERITUS CORPORATION
(unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(15,095)	$(25,968)
Adjustments for noncash items:
Depreciation and amortization	21,428	30,635
Amortization of above/below market rents	2,516	2,524
Amortization of deferred gain	(74)	(502)
Impairment of long-lived assets	1,063	-
Amortization of loan fees	755	511
Allowance for doubtful receivables	754	491
Equity investment (gains) losses and distributions	(624)	1,522
Stock option compensation	947	1,382
Change in fair value of interest rate swaps	(90)	838
Other	340	641
Changes in operating assets and liabilities:
Deferred revenue	72	1,596
Deferred rent	4,995	2,437
Change in other operating assets and liabilities	4,203	4,147
Net cash provided by operating activities	21,190	20,254

Cash flows from investing activities:
Acquisition of property and equipment	(6,135)	(9,463)
Acquisition deposits	-	(5,030)
Sale of property and equipment	2,677	-
Lease and contract acquisition costs	(153)	(322)
Payments from (to) affiliates and other managed communities, net	109	(235)
Distributions from (investments in) unconsolidated joint ventures	548	(2,925)
Net cash used in investing activities	(2,954)	(17,975)

Cash flows from financing activities:
Proceeds from sale of stock	168	286
Restricted deposits	(246)	(385)
Debt issuance and other financing costs	(133)	(540)
Financing deposits	-	(4,938)
Proceeds from long-term debt	938	31,794
Repayment of long-term debt	(1,228)	(286)
Repayment of capital lease and financing obligations	(2,234)	(5,690)
Net cash provided by (used in) financing activities	(2,735)	20,241
Net increase in cash and cash equivalents	15,501	22,520
Cash and cash equivalents at the beginning of the period	27,254	67,710
Cash and cash equivalents at the end of the period	$42,755	$90,230

EMERITUS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31, 2009	December 31, 2008
Revenues:
Community revenue	$216,518	$200,123
Management fees	1,467	1,384
Total operating revenues	217,985	201,507

Expenses:
Community operations (exclusive of depreciation and amortization
and facility lease expense shown separately below)	141,428	121,581
General and administrative	14,980	14,751
Impairment of long-lived assets	-	753
Depreciation and amortization	21,428	29,081
Facility lease expense	29,196	24,391
Total operating expenses	207,032	190,557
Operating income (loss) from continuing operations	10,953	10,950

Other income (expense):
Interest income	138	377
Interest expense	(25,633)	(25,608)
Change in fair value of interest rate swaps	90	(1,574)
Equity earnings (losses) in unconsolidated joint ventures	624	(1,313)
Other, net	46	(7,499)
Net other expense	(24,735)	(35,617)

Loss from continuing operations before income taxes	(13,782)	(24,667)
Provision for income taxes	(270)	(270)
Loss from continuing operations	(14,052)	(24,937)
Loss from discontinued operations	(1,043)	(5,724)
Net loss	(15,095)	(30,661)
Less net loss attributable to the non-controlling interest	214	188
Net loss attributable to Emeritus Corporation common shareholders	$(14,881)	$(30,473)

Basic and diluted loss per common share attributable to
Emeritus Corporation common shareholders:
Continuing operations	$(0.35)	$(0.63)
Discontinued operations	(0.03)	(0.15)
	$(0.38)	$(0.78)

Weighted average common shares outstanding-basic and diluted	39,117	39,122

Emeritus Corporation
Cash lease and interest expense
Three Months Ended
(unaudited)
(In thousands)

		Projected
	Actual	Range
	March 31, 2008	June 30,2009
Facility lease expense - GAAP	$29,196	$29,200 - $29,500
Less:
Straight-line rents	(4,995)	(4,900)-(5,000)
Above/below market rents	(2,516)	(2,500)-(2,600)
Plus:
Capital lease interest	3,728	3,600 - 3,700
Capital lease principal	2,081	2,100 - 2,200
Facility lease expense - CASH	$27,494	$27,500 - $27,800

Interest expense - GAAP	$25,633	$25,820 - $26,300
Less:
Straight-line interest	(34)	(40)-(50)
Capital lease interest	(3,728)	(3,600)-(3,700)
Capitalized interest	20	20 - 50
Loan fee amortization	(755)	(800)-(900)
Interest expense - CASH	$21,136	$21,400 - $21,700

Depreciation – owned assets	$13,941	$14,000 – 14,200
Depreciation – capital and financing leases	3,229	3,240 – 3,325
Amortization – intangible assets	4,258	60 - 75
Total depreciation and amortization	$21,428	$17,300 - $17,600